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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Galileo Technology Ltd. 1997 Employee Stock Purchase Plan of our reports dated January 18, 1999, with respect to the consolidated financial statements and schedule of Galileo Technology Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Palo Alto, California
February 7, 2000